SURRENDER OF MINING RIGHTS CELEBRATED BY: A) MR. CARLOS ARNOLD ACUÑA ARANDA, BY HIS OWN RIGHT (THE TRANSFEROR) AND: B) CORPORACIÓN AMERMIN, S. A. DE C.V., REPRESENTED IN THIS ACT BY MR. RAMIRO TREVIZO LEDEZMA IN HIS PERSONALITY AS SOLE ADMINISTRATOR (THE TRANSFEREE), JOINTLY NAMED AS THE PARTIES, IN ACCORDANCE TO THE FOLLOWING DECLARATIONS AND CLAUSES:

DECLARATIONS

I. The TRANSFEROR declares, by his own right and under oath of stating the truth, that:

1. He is a Mexican citizen, born in the city of Chihuahua, state of Chihuahua, on the 4th November 1977; bachelor, in complete use and enjoyment of his physical and mental faculties on account of which he has the necessary capacity to subscribe this instrument;

2. He is duly inscribed in the Federal Taxpayers Registry under Fiscal Identification Certificate AUAC-771104-9Q7, and being current to date in his income tax payments and other contributions that have corresponded to him;

3. He us currently undergoing before the Treasury Department the up dating of his registration in order to be endowed with the faculty of emitting fiscal invoices;

4. He is the sole and exclusive title holder of the rights derived from the Mining Concessions described following (The “CONCESSIONS”):

LOT	TITLE	TYPE	SURFACE
Calichi 2	195,918	Exploitation	56.0000 Hectares
San Judas	207,225	Exploitation	40.4534 Hectares
El Batamonte N° 2	207,224	Exploitation	22.2115 Hectares

5. At present he is undergoing the definite acquisition of the Mining Concessions described below and once achieved under the terms of the current and applicable legislation; these will become an integral part of this present contract, integrating them to the object and matter of same as the (“FUTURE CONCESSIONS”):

LOT	TITLE	TYPE	SURFACE
Ana 1 Oeste	Not assigned	Exploitation	1,730.6431 Hectares
La Providencia	222,701	Exploitation	405.0000 Hectares

6. The mining lots described in the CONCESSIONS and in the FUTURE CONCESSIONS are located in the Municipality of Cucurpe, state of Sonora; location maps are attached to this instrument as reference as Annex I;

Surrender of Mining Rights Contract subscribed between Carlos Arnold Acuña Aranda and Corporación Amermin, S. A. de C. V., dated on the 4th April 20007.

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7. The CONCESSIONS are free of any lien, encumbrance or domain limitation as well as current in their obligations that the Mining Law and its Ruling imposes upon this type of administrative authorizations.

8. That it is his free will to surrender in favor of the TRANSFEREE the rights related to the CONCESSIONS and FUTURE CONCESSIONS, and meeting in all circumstances the terms and conditions of this present contract.

II. The TRANSFEREE declares through the offices of its legal representative and under oath of stating the truth, that:

1. It is a mercantile society, duly established and operating in accordance with the current and applicable legislation of the United States of Mexico as proven in Public Writ number 17,227, granted on the 4th December 2006 before testimony of Eugenio García Russek, Attorney at Law, candidate to the practice of Notary Public and assigned to Notary Public number 28 of the Judicial District Morelos, state of Chihuahua whose title holder is Felipe Colomo Castro, Attorney at Law, and instrument that is duly inscribed in the Public Registry of Commerce of said district under electronic mercantile folio number 23327*10;

2. Its representative is endowed with power, mandate and all necessary and sufficient faculties to subscribe this present contract, as evidenced in the immediately previous numeral of this instrument, and same that to date have not been limited, restrained, suspended or revoked.

3. Is duly inscribed in the Federal Taxpayers Registry under Fiscal Identification Certificate number CAM-950810-K77, and being to date current in his income tax payments and other contributions that have corresponded to him.

4. Within the scope of its social objective there is the possibility of acquiring mining concessions, as well as undertaking exploration and exploitation mining activities, as is the case of the operation set herein.

5. He is aware of the negotiations carried to date by the TRANSFEROR with the purpose of acquiring definitely the title holding regarding the FUTURE CONCESSIONS, and that once such paper work in finished, he wishes that the rights related to same be transferred to him in conjunction with those of the CONCESSIONS, and;

6. It is the will of its administration’s charter that the TRANSFEREE cedes the rights related to the CONCESSIONS and the FUTURE CONESSIONS meeting in all circumstances the terms and conditions of this present contract.

III. Both PARTIES declare, per its own right the first one and through the offices of its legal representative the second, under oath of stating the truth, that they assist to the

Surrender of Mining Rights Contract subscribed between Carlos Arnold Acuña Aranda and Corporación Amermin, S. A. de C. V., dated on the 4th April 20007.

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subscription of this present document in good faith, free of guile, error or any other vitiation in their consent and with the purpose of committing themselves in accordance to the following:

CLAUSES

FIRST. OBJECT: By virtue of the subscription of this present contract, the TRANSFEROR surrender onerously and definitely in favor of the TRANSFEREE the mining rights related to the CONCESSIONS and FUTURE CONCESSIONS, and receiving in exchange as counterplea concept the certain and determined price set in the following clause.

SECOND. PRICE: As a counterplea for the surrender already stated, the TRANSFEREE commits himself to pay in favor of the TRANSFEROR the amount of $2’000,000.00 Dollars (Two million Dollars 00/100 in legal American tender), plus the corresponding Added Value Tax (IVA), an amount of $300,000.00 (Three hundred thousand Dollars 00/100 in legal American tender) for a total payable amount of $2’300,000.00 Dollars (Two million three hundred thousand Dollars 00/100 in legal American tender), (the “PRICE”), complying in every instance to the terms and conditions agreed to in this instrument.

THIRD. MANNER, TIME AND PLACE OF PAYMENT: PARTIES agree that the TRANSFEREE will pay the PRICE to the TRANSFEROR in compliance to the following calendar of partial payments:

1. On the date of signature of this present contract, the amount of $100,000.00 Dollars (One hundred thousand Dollars 00/100 in legal American tender), plus the corresponding Added Value Tax (IVA) or a total payable amount of $115,000.00 Dollars (One hundred fifteen thousand Dollars 00/100 in legal American tender);

2. On the (2nd) second month as of the date of signature of this present contract, that is, on the 4th June 2007, the amount of $250,000.00 Dollars (Two hundred fifty thousand Dollars 00/100 in legal American tender), plus the corresponding Added Value Tax (IVA) or a total payable amount of $287,500.00 Dollars (Two hundred eighty seven thousand and five hundred Dollars 00/100 in legal American tender);

3. On the (8th) eighth month as of the date of signature of this present contract, that is, on the 4th December 2007, the amount of $200,000.00 Dollars (Two hundred thousand Dollars 00/100 in legal American tender), plus the corresponding Added Value Tax (IVA) or a total payable amount of $230,000.00 Dollars (Two hundred thirty thousand Dollars 00/100 in legal American tender);

4. On the (14th) fourteenth month as of the date of signature of this present contract, that is, on the 4th June 2008, the amount of $200,000.00 Dollars (Two hundred thousand Dollars 00/100 in legal American tender), plus the corresponding Added Value Tax (IVA) or a total payable amount of $230,000.00 Dollars (Two hundred thirty thousand Dollars 00/100 in legal American tender);

5. On the (20th) twentieth month as of the date of signature of this present contract, that is, on the 4th December 2008, the amount of $250,000.00 Dollars (Two hundred fifty

Surrender of Mining Rights Contract subscribed between Carlos Arnold Acuña Aranda and Corporación Amermin, S. A. de C. V., dated on the 4th April 20007.

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thousand Dollars 00/100 in legal American tender), plus the corresponding Added Value Tax (IVA) or a total payable amount of $287,500.00 Dollars (Two hundred eighty seven thousand and five hundred Dollars 00/100 in legal American tender);

6. On the (26th) twenty sixth month as of the date of signature of this present contract, that is, on the 4th June 2009, the amount of $300,000.00 Dollars (Three hundred thousand Dollars 00/100 in legal American tender), plus the corresponding Added Value Tax (IVA) or a total payable amount of $345,000.00 Dollars (Three hundred forty five thousand Dollars 00/100 in legal American tender)

7. On the (32nd) thirty second month as of the date of signature of this present contract, that is, on the 4th December 2009, the amount of $300,000.00 Dollars (Three hundred thousand Dollars 00/100 in legal American tender), plus the corresponding Added Value Tax (IVA) or a total payable amount of $345,000.00 Dollars (Three hundred forty five thousand Dollars 00/100 in legal American tender)

8. On the (36th) thirty sixth month as of the date of signature of this present contract, that is, on the 4th April 2010, the remaining balance of the PRICE set at the amount of $400,000.00 Dollars (Four hundred thousand Dollars 00/100 in legal American tender), plus the corresponding Added Value Tax (IVA) or a total payable amount of $460,000.00 Dollars (Four hundred sixty thousand Dollars 00/100 in legal American tender).

Regardless of the agreed terms, the TRANSFEROR expressly grants in favor of the TRANSFEREE term of grace of 30 (thirty) natural days counting from the date stated partial payments fall due, to cover for these.

Both PARTIES that the total of partial payments stated must be made effective by the TRANSFEREE in favor of the TRANSFEROR without need of demanding payment, by means of deposit or electronic transfer of funds to the account number 004678392557 of the Bank of America financial institution, routing number ABA 122101706, in the city of Douglas, state of Arizona, U.S.A., and registered to the name of the TRANSFEROR.

With the purpose of confirming the execution of the stated payments, the TRANSFEREE commits himself to send to the TRANSFEROR copies of the deposit slips or of the corresponding electronic transfer of funds within the following 5 (five) able days of the date in which payments were carried out.

FOURTH. GUARANTEE: With the purpose of guaranteeing compliance to payment obligations agreed to in this present contract, the TRANSFEREE constitutes, signals and grants in guarantee in favor of the TRANSFEROR, the totality of the rights derived from the CONCESSIONS and of the FUTURE CONCESSIONS, in the understanding that, in case the TRANSFEREE does not comply regarding the obligations set in this instrument, such rights will be returned or restituted in favor of TRANSFEROR, free of burdens, encumbrances or of dominion limitations.

Surrender of Mining Rights Contract subscribed between Carlos Arnold Acuña Aranda and Corporación Amermin, S. A. de C. V., dated on the 4th April 20007.

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Consequently, during the current status of this present contract, the TRANSFEREE expressly commits himself not to burden, cede or transfer in any way whatsoever the rights derived from the CONCESSIONS and of the FUTURE CONCESSIONS without previously obtaining the written consent of the TRANSFEROR.

FIFTH. ADMINISTRATIVE OBLIGATIONS: The TRANSFEREE commits himself to keep current during the current status of this contract the CONCESSIONS and the FUTURE CONCESSIONS, complying to such an effect with all the paper work and payments that eventually must be met in accordance with the current and applicable legislation, among these proof of work; technical reports; answer to official notices rendered by the General Directory of Mines; payment of semester rights; the request for exploitation of the lots in exploration, among others.

SIXTH. ROYALTIES: Once the mineral exploitation and extraction undertakings take place within the lots related in the CONCESSIONS and in the FUTURE CONCESSIONS, and also once the extracted mineral has been traded with any private person or corporation, the TRANSFEREE commits himself to pay in favor of the TRANSFEROR, in concept of Royalties on Production or Net Smelter Return, as per its English terminology, the amount equivalent to an estimate of 2% (two per cent) on invoices carried out regarding the traded mineral (the “ROYALTIES”).

Payment on ROYALTIES must be carried out monthly complying to the invoices of the pertaining cycle within the first 15 (fifteen) natural days of the following month of invoice, in the same manner and place agreed to for the payment of the PRICE, under the terms of the above corresponding clause.

In order to evidence, the TRANSFEREE commits himself to submit periodically in favor of the TRANSFEROR, within the first 10 (ten) natural days of the following month of invoice, a report of the monthly mineral trades originating from the lots related to the CONCESSIONS and to the FUTURE CONCESSIONS, attaching a simple copy of the invoices corresponding to such period.

The TRANSFEREE commits himself to continue paying ROYALTIES under the stated terms for as long as the exploitation and mineral commerce originating from the mining lots related to the CONCESSIONS and the FUTURE CONCESSIONS continues to be invoiced, even after the termination of this present instrument.

SEVENTH. ROYALTY SUBSTITUTION: Regardless of what is stated in the foregoing clause and if so becomes convenient to the PARTIES, in writing by means of a Modifying Agreement to this present instrument and per express request by the TRANSFEREE, the obligation of payment of ROYALTIES in charge of this latter, could be substituted by a payment of a certain and determined price, in accordance to the following terms and conditions;

1. If the stated substitution is requested by the TRANSFEREE and agreed on by the PARTIES within the 6 (six) months following the signature of this present contract, that is, at the latest on the 4th October 2007, the price to be paid will be $300,000.00 Dollars (Three hundred thousand Dollars 00/100 in legal American tender), plus the corresponding Added Value Tax (IVA), for a total payable amount of $345,000.00

Surrender of Mining Rights Contract subscribed between Carlos Arnold Acuña Aranda and Corporación Amermin, S. A. de C. V., dated on the 4th April 20007.

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(Three hundred forty five thousand Dollars 00/100 in legal American tender), amount that must be delivered in favor of the TRANSFEROR in one single exhibit as of the date of signature of the referred Modifying Agreement, caring for the manner and place agreed for payment of the PRICE under the terms of the foregoing corresponding clause, or;

2. If the stated substitution is requested by the TRANSFEREE and agreed on by the PARTIES after the 4th October 2007 and even after the termination of this present instrument, the price to be paid will be the amount of $600,000.00 Dollars (Six hundred thousand Dollars 00/100 in legal American tender), plus the corresponding Added Value Tax (IVA). For a total payable amount of $690,000.00 Dollars (Six hundred ninety thousand Dollars 00/100 in legal American tender), amount that must be delivered in favor of the TRANSFEROR in 3 (three) equal exhibitions of $230,000.00 Dollars (Two hundred thirty thousand Dollars 00/100 in legal American tender), Added Value Tax included, on the date of signature of the stated Modifying Agreement the first exhibit, the second exhibit on the 4th (fourth) month; and the balance on the 8th (eighth) month from the subscription of said document, and caring for the manner and place For payment of the PRICE under the terms of the foregoing corresponding clause.

In case the TRANSFEREE opts for a substitution of the stated payment obligations, the TRANSFEROR obliges himself to subscribe the Modifying Agreement in reference within the following 30 (thirty) natural days as of the date he receives written notification from TRANSFEREE.

Both PARTIES agree in that the totality of ROYALTY payments already incurred in previous to the date of signature of the Modifying Agreement in reference will remain in favor of the TRANSFEROR, the TRANSFEREE renouncing as of such moment request of economic restitution for such a concept.

EIGHTH. FORMALIZATION OF THE SURRENDER OF RIGHTS: PARTIES oblige themselves to ratify before Notary Public or Public Broker this present document within 15 (fifteen) natural days following its signature with the purpose it be inscribed in the General Directory of Mines, a dependency of the Secretary of the Economy, as well with the purpose in mind of continuing with any other administrative requirement in accordance with the current and applicable legislation. The total of expenditures related with the compliance of this present clause will be at the cost of the TRANSFEREE.

NINTH. EVIDENCE OF PAYMENT: Both PARTIES agree in granting to the TRANSFEROR a 5 (five) month period as of the date of signature of this present contract to fulfill his tax registration certificate before the Treasury Department. The TRANSFEROR obliges himself to extend and submit invoices within 5 (five) natural days following the date of corresponding payment, a voucher comprising the requirements solicited by the current and applicable legislation, if and ever these invoices be posterior to 5 (five) months as of the date of signature of this contract.

TENTH. CONFIDENTIALITY: PARTIES oblige themselves expressly to keep in confidence the whole of past, present and future information related to this instrument,

Surrender of Mining Rights Contract subscribed between Carlos Arnold Acuña Aranda and Corporación Amermin, S. A. de C. V., dated on the 4th April 20007.

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extending same responsibility to anyone, private or corporative, to whom it may be disclosed.

The PARTY recipient of confidential information must limit access to same to its representatives or employees who, by reason of a justified and reasonable cause, should request access to such information. In such cases, PARTIES must oblige subjects to whom confidential information is disclosed, to upkeep confidentiality responsibilities.

For purposes of this present clause, the following will not be considered as confidential information: 1. Information that had been legitimately known or obtained by the recipient PARTY previous to the subscription of this agreement; 2. Information that to date or in the future could be considered public domain. If and ever such consideration did not derive from the non compliance by any of the Parties to the stipulation set in this clause or; 3. Information that must be disclosed per right of law by an administrative or judicial mandate and from competent authorities, including those caring for the principle of transparency in the media of stock exchange operations, both in the United States of Mexico as abroad.

PARTIES agree that the subsistence of the obligations contracted by virtue of this present clause will continue for an indefinite period of time, even after the duration of this present instrument comes to a close.

In the event of non compliance, Parties expressly reserve to themselves such actions that, according to law, correspond to them, both administrative and judicial in order to claim indemnity for harm and damages caused as well as to apply such sanctions deemed necessary.

ELEVENTH. DURATION AND ADVANCED TERMINATION: This present contract will have a duration period comprehending from the 4th April 2007 and the 4th May 2010, dateline for payment of pending balance of the PRICE by the TRANSFEREE in favor of the TRANFEROR.

TWELFTH. NON COMPLIANCE AND CANCELLATION: PARTIES agree that, in case one of them does not comply to any of the obligations assumed by virtue of the subscription of this present instrument and does not satisfy such non compliance during a time lapse of 10 (ten) natural days following the date in which the other demands compliance, this latter will have the right to request compulsory compliance to the obligation not complied to, as one option or, the cancellation of this present contract, for another one, as well as payment as would be indemnity payment for damages and harms in both cases. In case of non compliance by the TRANSFEREE to any of the payments referred to in the THIRD clause of this present contract, all payments that this latter has desimbursed in favor of the TRANSFEROR will remain in favor of this latter, and the TRANSFEREE renounces as of that moment to any indemnity or reimbursement of whatever kind.

The cancellation of this contract by the reason stated will not liberate any of the PARTIES from the compliance to the obligations that must be carried out previous to the date in effect of the cancellation.

Surrender of Mining Rights Contract subscribed between Carlos Arnold Acuña Aranda and Corporación Amermin, S. A. de C. V., dated on the 4th April 20007.

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THIRTEENTH. SEPARATE ENTITIES: None of the terms and conditions of this present instrument should be interpreted in the sense that PARTIES have established a society relationship or association, reason by which they are not considered jointly, and their assets remain separate for Treasury purposes and before third parties, and will stay separate for whatever other purpose.

FOURTEENTH. FISCAL OBLIGATIONS:  Once registered and duly in order before the Federal Taxpayers Registry, as well as current in their income tax payments and other contributions that might have corresponded to them to date, PARTIES agree that each will defray separately tax payments that are due to each in compliance to the terms and conditions of this present instrument, in obedience to the current and applicable fiscal legislation, and obliging themselves to safeguard the other in relation to whatever fiscal responsibility that might be imputed contrary to this Clause by competent authorities.

FIFTEENTH. LABOR RELATIONS: In order to comply to the obligations that each of the PARTIES contracts by virtue of the subscription of this contract, they state they will act as totally independent corporations and reason by which it must be understood there does not exist a labor relationship between them, thus rejecting the possibility of being charged with the current social security and labor relation legislations. Consequently, PARTIES under no assumption will be able to hire employees or workers in the name or in representation of their counterpart.

Regarding their own employees and workers, PARTIES declare that there does not exist any labor relationship between employees and workers of the TRANSFEROR with the TRANSFEREE, and neither this latter’s employees and workers with its counterpart. Thus, PARTIES declare being the employers of their own personnel so complying to the current and applicable labor relationship and social security legislations; and to be the sole responsible entities regarding labor relationship and social security obligations in favor of mentioned individuals.

Consequently, PARTIES oblige themselves to free their counterpart of any labor and social security relationship that might be charged to them contrary to this Clause regarding their own personnel under the terms of the current and applicable labor and social security legislations.

SIXTEENTH. ADDRESSES AND TELEPHONE CONTACT: PARTIES agree that in everything regarding the execution and compliance to the terms and conditions of this present instrument, as well as to convey communication, notices, and other information in relation to same, they state their addresses and phone contact to be the following:

TRANSFEROR

TRANSFEREE

Privada de Connecticut 1805

Calle Ramón Domínguez 200

Colonia Residencial Campestre

Colonia Deportistas

C.P. 31238, Cd. de Chihuahua

C.P. 31125 Cd. de Chihuahua

Estado de Chihuahua, México

Estado de Chihuahua, México

Surrender of Mining Rights Contract subscribed between Carlos Arnold Acuña Aranda and Corporación Amermin, S. A. de C. V., dated on the 4th April 20007.

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Ph. 52-614-2008481

In case of change of address, PARTIES agree to notify the other of such a circumstance at least with 5 (five) natural days in advance to date the change takes place. Not complying to this stated obligation will imply that notifications, communications and other information delivered at the previous address of the PARTY that moved, will bear all legal effects in favor of the PARTY that was not opportunely notified as of the date of delivery and for all long the non compliance subsists.

SEVENTEENTH. NOTICES, COMMUNICATIONS AND INFORMATION: PARTIES agree that any required notices, communications and information that must be given to the other be in writing.

Delivery of such documents can be carried out through two means: 1. By ordinary courier service delivered in hand or by certified mail, both with acknowledgement receipt, or: 2. By electronic mail. In this latter case, delivery will only be taken as valid when reception of the electronic mail be acknowledged electronically within the following 3 (three) natural days of remittance, be it automatically by means of a software program or in an express manner by means of a confirmation answering message by addressee.

PARTIES likewise agree that notifications, communications and information carried out regarding this present instrument will take effect on the respective day of reception. In case such missives include some kind of a dateline, this latter will start to be in effect on the day following confirmation of acknowledgment, independently of it concerning labor or be natural.

EIGHTEENTH. PERSONS TO BE IN TOUCH WITH: PARTIES agree that the totality of notification, communications and information required be given to the other derived from the terms and conditions of this present instrument must be addressed indistinctly to the following persons:

TRANSFEROR

PROMINENT TRANSFEREE

CARLOS ARNOLD ACUÑA ARANDA

RAMIRO TREVIZO LEDEZMA

In case it is their will to name another contact person, PARTIES agree in notifying the other at least with 5 (five) natural days in advance of date in which the change of persons takes place. Not complying to this stated obligation will imply that notifications, communications and information sent and delivered to the name of previous addressees of the PARTY who made the change, will bear all legal effects in favor of the PARTY that was not opportunely advised as of the date of delivery and for as long as the non compliance subsists.

NINETEENTH. TOTALITY OF CONTRACT: PARTIES accept that this present agreement contains the totality of the agreements between them regarding its object, leaving without effect and canceling the whole of agreements, reports, negotiations,

Surrender of Mining Rights Contract subscribed between Carlos Arnold Acuña Aranda and Corporación Amermin, S. A. de C. V., dated on the 4th April 20007.

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correspondence, commitments and communications carried out previously between them, either in writing or verbal.

TWENTIETH. MODIFICATION: The terms and conditions of this present instrument can only be modified by virtue of a subscription of modifying agreements between the PARTIES. To such agreements must be added as attachments simple copy of this contract, searching for a complete interpretation of the terms and conditions the PARTIES might have agreed to.

TWENTY FIRST. APPLICABLE LAW: This present instrument will be subject and interpreted in accordance to the Mining Law, its Ruling and the Federal Civil Code among other current and applicable legal dispositions in the United States of Mexico.

TWENTY SECOND. JURISDICTION: In case there may arise any controversy related to the validity, intention, interpretation, execution or compliance to this contract, PARTIES expressly agree to submit same to the competent Courts of Law of the Morelos Judicial District, in the city of Chihuahua, state of Chihuahua, renouncing as of this moment to any other jurisdiction or privilege that might become them by reason of their present or future domiciles or by any other circumstance.

BOTH PARTIES IN THE KNOWLEDGE OF THE FORCE AND LEGAL REACH OF THIS PRESENT CONTRACT; THEY SUBSCRIBE IT BEING TOGETHER IN THE CITY OF CHIHUAHUA, STATE OF CHIHUAHUA, ON THE 4TH APRIL 2007.

TRANSFEROR

TRANSFEREE

/s/CAranda

/s/RT

CARLOS ARNOLD ACUÑA ARANDA

    CORPORACIÓN AMERMIN, S.A.DE C.V.

PER HIS OWN RIGHT

REPRESENTED IN THIS ACT BY:

RAMIRO TREVIZO LEDEZMA

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Surrender of Mining Rights Contract subscribed between Carlos Arnold Acuña Aranda and Corporación Amermin, S. A. de C. V., dated on the 4th April 20007.